Exhibit 10.1   Stock Option Plan

THE ENLIGHTENED GOURMET, INC.

STOCK OPTION PLAN

I.

Purpose

The purpose of this Plan is to promote the long-term growth and profitability of The Enlightened Gourmet (“Gourmet” or “Company”), as well as increase the value of its common stock by (i) closely associating the interests of Gourmet’s management with those of Gourmet’s shareholders by reinforcing the relationship between management’s rewards and shareholder value, (ii) enabling Gourmet to attract, retain and reward persons of exceptional skill for positions of substantial responsibility (iii) maintaining competitive compensation levels and (iv) providing an incentive to management for continuous employment with Gourmet.

II.

Definitions

Whenever used herein, the following terms shall have the meanings set forth below:

“Act” means the Securities Exchange Act of 1934.

"Board" or "Board of Directors" means the board of directors of Gourmet.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock' shall mean the common stock, par value $.001 per share of Gourmet.

"Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code or as otherwise defined by the Compensation Committee

"Fair Market Value”, as of a particular date, means (i) if the shares of Common Stock are then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, the last reported sales price of the Common Stock on such date or, if no such sale occurred, the average of the closing bid and ask prices, as applicable, of the Common Stock on the last trading day before such date, or (ii) if the shares of Common Stock are not then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, such value as the Compensation Committee, in its discretion, may determine in good faith.

"Incentive Stock Option" means an Option conforming to the requirement of Section 422 of the Code.

"Non qualified Stock Option" means any Option other than an Incentive Stock Option.

"Option” means a right or rights granted by the Compensation Committee to purchase shares of Common Stock under the Plan.

“Optionee” A Participant who has exercised an Option.

"Option Agreement” means an agreement approved by the Board pursuant to which an Option is granted under this Plan.

"Option Shares" means any shares of Common Stock issuable upon exercise of an Option.

"Participant means an individual to whom an award is granted under the Plan.

"Plan" means this Gourmet Stock Option Plan as it may be amended from time to time.

"Retirement" means termination of a Participant's employment with Gourmet because of the Participants retirement at or after such Participants earliest permissible retirement date pursuant to and in accordance with the regular retirement plan or practice of Gourmet.

"Subsidiary” means a corporation, partnership or other business entity at least 50 percent of whose voting securities are owned, directly or indirectly, by Gourmet.

III.

Shares Available for the Plan

3.1

Total Shares Available.  Subject to the provisions of Paragraph VII hereof, the maximum number of shares of Common Stock which may be issued pursuant to the exercise of Options under this Plan shall initially be twenty-five million (25,000,000) shares of Common Stock.  If any Option for shares of Common Stock granted to a Participant lapses, expires or is cancelled, surrendered or exchanged, or is otherwise terminated without having been fully exercised, the Board may, subject to the overall limitations stated above, again make such Options available for grant hereunder (to the same or to a different Participant).  For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(i)

All shares of Common Stock issued (including shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares of Common Stock issued upon the exercise of an Option;

(ii)

Only the net shares of Common Stock issued (including the shares of Common Stock, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon the exercise of an Option.

3.2

Source of Shares Available to be Issued.  The shares of Common Stock to be delivered upon the exercise of an Option shall be made available either from the authorized but unissued shares of Common Stock of Gourmet, or from shares of Common Stock held by Gourmet as treasury shares.  Shares of Common Stock with respect to which an Option is exercised shall not again be available for grant as an Option under this Plan.

IV.

Administration

4.1

Appointment of Committee.  The Plan shall be administered by the Board, as constituted from time to time.  The Board may however, in its sole discretion, delegate the administration of the Plan, or any aspect thereof, to the Compensation Committee of the Company (the “Compensation Committee”), as constituted from time to time, in which case references herein to the "Board" shall be deemed to refer to the Compensation Committee, as appropriate, provided, however, that in its sole discretion, the Board of Directors may act as the Compensation Committee.

4.2

Duties and Powers of Compensation Committee.  Subject to the terms, provisions and conditions of the Plan, the Compensation Committee shall have full and final authority in its discretion to, among other things, determine,

(i)

 the employees, or classes of employees eligible to participate in the Plan and to whom Options may be granted to;

(ii)

the number of shares subject to Options;

(iii)

the time or times at which Options will be granted;

(iv)

the exercise price of shares subject to Options;

(v)

the time or times at which Options become exercisable and the duration of the exercise period;

(vi)

the provisions and forms of any Option Agreement or other instrument evidencing an Option granted under the Plan;

(vii)

whether shares of Common Stock which are subject to Options will be subject to any restrictions on transfer after the exercise of the Options;

(viii)

such rules and regulations as the Compensation Committee may deem advisable in the administration of the Plan; and

(ix)

the procedures and methods for construing and interpreting the Plan.  Actions approved by a majority of all members of the Compensation Committee at any meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee without a meeting, shall be valid acts of the Compensation Committee.  Decisions of the Compensation Committee on all matters relating to the Plan shall be in the Compensation Committee’s sole discretion and shall be conclusive and binding on all parties, including Gourmet, its stockholders, and the Participants in the Plan.

The Compensation Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount, and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.3

Effective Date, Term, and Termination.

(i)

The Plan was approved by the Board at a meeting duly held on July 1, 2004.  The Plan shall become effective on the date as of which it is approved by the shareholders of Gourmet.

(ii)

Unless previously terminated, no awards shall be made under the Plan after August 31, 2016, provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

(iii)

The terms set forth herein constitute all of the terms and provisions of the Plan until further amended pursuant to Paragraph XI.

V.

Participation

Participants in the Plan shall be selected by the Compensation Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company.  Additionally, at the sole and absolute discretion of the Compensation Committee, selected consultants of the Company who are independent contractors may also be participants in the Plan.  In making this selection and in determining the form and amount of awards, the Compensation Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and sound growth.

Options may be granted to such persons and for such number of shares as the Compensation Committee shall determine.  The grant of any type of Option hereunder in any one year to an eligible person shall neither guarantee nor preclude a further grant of an Option to such person in that year or in any subsequent year.

VI.

Options

6.1

Types of Awards Under Plan.  Awards under the Plan may be in the form of any one or more of the following:

(i)

Incentive Stock Options, as described in Section 6.3; and/or

(ii)

Stock Options, which are any Option other than an Incentive Stock Option, and described in Section 6.4 and 6.5.

6.2

General Terms.  Any such granted Option shall be evidenced by a written Option Agreement, signed by an authorized officer of Gourmet, which shall contain such terms and conditions not inconsistent with the Plan as the Compensation Committee shall determine.  Each Option Agreement shall specify whether the Option evidenced by such Option Agreement is an Incentive Stock Option, or a Nonqualified Stock Option.  Notwithstanding such designation in an Option Agreement, in the event an Option which is designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option under Section 422 of the Code, then such Option shall be deemed to be a Nonqualified Stock Option.  All Option Agreements need not be identical, but shall comply with or incorporate by reference the terms set forth in this Paragraph VI and shall be subject to all other terms and conditions of the Plan.  In the event any Option Agreement is inconsistent with the Plan, the terms of the Plan shall govern the issue in question.

6.2.1

Term & Exercise.  Each Option, unless otherwise provided for in the respective Option Agreement, shall vest and become exercisable over five years (20% per year) beginning on the first anniversary of the date of grant.  The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as may be designated by the Compensation Committee.  However, the granting of an Option shall impose no obligation upon the participant to exercise such option.  Additionally, unless a different period is provided by the Compensation Committee, by another Section of this Plan, or a specific Option Agreement, each Option may be exercised until the tenth (10th) anniversary of when the Option was first granted.  However, in no event shall an Option be exercisable in whole or in part more than ten years from the date it is granted.  .

6.2.2

Exercise and Payment of Options.  Options shall be exercisable only by the Participant to whom the Options were granted, or by the Participant’s legal guardian or personal representative, if any, in the case of exercise following the death or Disability of the Participant as provided in Section 10.3.  Options shall be exercised by delivery to Gourmet of a written notification specifying the number of Option Shares which the Participant then desires to purchase, together with payment for such Option Shares.  Payment may be made in the form of (i) cash, certified check or other immediately available funds for the aggregate exercise price for such Option Shares, (ii) the exchange of a number of shares of Common Stock owned by the Participant, free and clear of all liens or encumbrances, the Fair Market Value of which at the time of exercise is equal to the aggregate exercise price of such Option Shares, and accompanied by executed stock powers and any other documents of transfer requested by the Compensation Committee; or (iii) a combination of (i) and (ii). No fractional shares may be issued or accepted by Gourmet with respect to the exercise of an Option.  As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock.  The Optionee shall become a shareholder of the Company with respect to Class A Common Stock represented by share certificates so issued and as such shall be fully entitled to all rights of a shareholder holding Common Stock

6.2.3

Withholding Taxes.  Gourmet may require, as a condition to any Option under the Plan or to the delivery of certificates for Common Stock issued hereunder, that the Participant pay to Gourmet, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to the award of any Option or any delivery of Common Stock upon exercise of an Option.  Gourmet, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any grant of an Option or to the delivery of Common Stock upon exercise of an Option under the Plan.

Subject to Compensation Committee approval, a Participant may elect to deliver shares of Common Stock (or have Gourmet withhold shares acquired upon exercise of an Option) to satisfy, in whole or in part, the amount Gourmet is required to withhold for taxes in connection with award of an Option under the Plan.  Such election must be made on or before the date the amount of tax to be withheld is determined and, once made, the election shall be irrevocable.  The withholding tax obligation that may be paid by the withholding or delivery of shares may not exceed the Optionee’s minimum federal, state and local income tax obligations in connection with the exercise of the Option.  The Fair Market Value of the Common Stock to be withheld or delivered will be the Fair Market Value on the date last preceding the date the amount of tax to be withheld is determined.

6.2.4

Restrictions on Transfer.  Options granted under the Plan shall not be transferable or assignable or capable of being pledged or otherwise hypothecated in any way, and shall not be subject to execution, attachment or similar process, other than by will or the laws of descent and distribution as specifically permitted hereunder.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option contrary to the provisions hereof shall result in the termination of such Option, which termination shall be effective immediately before the attempted assignment, transfer, pledge, hypothecation or other disposition of the Option.  Option Shares delivered upon exercise of an Option shall be subject to such resale restrictions as may be provided by the Compensation Committee in the Option Agreement pertaining to such Option.

6.3

Incentive Stock Option Awards.  The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any participant in the Plan one or more Incentive Stock Options (intended to qualify as such under the provisions of Section 422 of the Code to purchase the number of shares of Common Stock allotted by the Board.  The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific umber of shares to a participant pursuant to the Plan.

6.3.1

Price.  The per share exercise price of the Option, for each share of Common Stock deliverable upon the exercise of a Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, unless otherwise determined by the Compensation Committee or pursuant to an employment agreement.

6.3.2

Limitations on Grants.  If required by the Code at the time of the grant, to the extent that the aggregate Fair Market Value of Common Stock (determined as of the grant date) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of Gourmet) exceeds the amount stated in the Code, such Options shall be treated as Nonqualified Stock Options.  The foregoing sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

6.4

Stock Option Awards.  The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any participant in the Plan one or more Stock Options (Options not intended to qualify as such under the provisions of Section 422 of the Code) to purchase the number of shares of Common Stock allotted by the Board.  The date a Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific umber of shares to a participant pursuant to the Plan.

6.4.1

Price.  The per share exercise price of the Option, for each share of Common Stock deliverable upon the exercise of a Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, unless otherwise determined by the Compensation Committee or pursuant to an employment agreement.

6.5

Stock Option Awards in Lieu of cash Bonus.  The Compensation Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Compensation Committee may prescribe, grant to any participant in the Plan one or more Stock Options (Options not intended to qualify as such under the provisions of Section 422 of the Code), in lieu of a cash bonus, to purchase the number of shares of Common Stock allotted by the Board.  The date a Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific umber of shares to a participant pursuant to the Plan.

6.5.1

Price.  The per share exercise price of the Option, for each share of Common Stock deliverable upon the exercise of a Incentive Stock Option shall be 80% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, unless otherwise determined by the Board or pursuant to an employment agreement.

6.5.2

Number of Options.  The number of Option Shares to be granted in lieu of a cash bonus is calculated by dividing the designated bonus amount by 20%.  The exercise price of the Option is 80% of the fair market value of the common stock on the date of grant.

VII.

Changes in Capital Structure, Reorganizations, Merger, Etc.

7.1

Gourmet's Power to Change Structure; Reorganize, Merge, etc.  The existence of outstanding Options shall not affect in any way the right or power of Gourmet or its stockholders to declare or distribute any stock dividend or to make or authorize any recapitalization, reorganization, merger, split-up, combination or other change in Gourmet's capital structure or its business, or the dissolution or liquidation of Gourmet or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise. Except as expressly provided herein, no such corporate act or the issuance of securities by Gourmet shall affect any Options outstanding under the Plan.

7.2

Effect of Recapitalization or Similar Transaction.  In the event of any change in the total number of outstanding shares of equity securities of Gourmet by reason of any stock dividend, stock split, recapitalization, or similar transaction in which there is a distribution of equity securities of Gourmet for substantially below their Fair Market Value, then (i) the number, class and per share price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted in such manner as to entitle a Participant to receive upon exercise of an Option, for the same aggregate exercise price, the same total number and class of equity securities as the Participant would have received had the Participant exercised his or her Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of equity securities then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of equity securities that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment.

7.3

Effect of Dissolution, Liquidation, Reorganization or other Transaction in which Gourmet is not the Survivor.  Upon the dissolution or liquidation of Gourmet, the sale of all or substantially all of Gourmet's assets, or the occurrence of any merger, consolidation, reorganization, or other transaction in which Gourmet is not the surviving corporation, then in the absolute discretion of the Compensation Committee) (i) new Options shall be substituted for outstanding Options in accordance with and to the extent permitted by Section 424(a) of the Code in order to preclude any modification of such Options which would be considered to be the grant of new Options, or (ii) all Options which are then outstanding under the Plan, regardless of whether such Options otherwise would be exercisable, shall be exercisable for a period of 15 days immediately prior to such event and, after the Participants have been afforded the opportunity to exercise such Options as aforesaid and to the extent that such Options are not timely exercised during such period, the terms and provisions of this Plan and any Option agreement granted hereunder will no longer continue in effect, and the Options shall terminate.

VIII.

Compliance with Law and Approval of Regulatory Bodies

Notwithstanding any other provision of this Plan or of any Option agreement, Gourmet shall be under no obligation and shall not issue shares or, in the case of treasury shares, transfer shares under this Plan, except in compliance with all applicable federal and state laws and regulations and in compliance with rules of any stock exchanges or listing organizations with which Gourmet's shares may be listed.  The determination as to whether the issuance or transfer of shares under this Plan is in compliance with applicable federal and state laws and regulations and rules of stock exchanges and listing organizations shall be made solely by the Compensation Committee.

8.1

Use of Restrictive Legends.  Any certificate issued to evidence shares issued upon the exercise of an Option may bear such legends and statements as the Compensation Committee shall deem advisable to assure compliance with federal and state laws and regulations.

8.2

Representation of Investment Intent.  Any Participant receiving an Option and any Participant or other person exercising an Option may be required by the Compensation Committee to give a written representation that the Option and the Option Shares will be acquired for investment and not with a view to public distribution; provided, however, that the Compensation Committee, in its sole discretion, may release any person receiving an Option from any such representations either prior to or subsequent to the exercise of an Option granted pursuant to this Plan.

8.3

Representation of Ownership.  In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance or by reason of the death or Disability of a Participant, the Compensation Committee may require reasonable evidence as to the ownership of such Option or the authority of such person and may require such consents and releases of taxing authorities as the Compensation Committee may deem advisable.

IX.

Rights as a Stockholder

The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date a stock certificate is issued to him or her after the exercise of the Option.  No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities or other property, or distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph VII.  Any Option Shares shall be subject to such restrictions, including, without limitation, restrictions on transfer that the Compensation Committee deems to be appropriate.

9.1

Non Assignability.  No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution.  During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative

X.

Termination of Employment

10.1

Change of Employment Status.  No Option shall be affected by any change of duties or position of a Participant (including transfer to or from a Subsidiary) so long as such Participant continues to be an employee of Gourmet or a Subsidiary.  Nothing in this Plan or in any Option granted hereunder shall confer upon any Participant any right to continue in the employ of Gourmet or any Subsidiary, and Gourmet’s right to terminate the employment of a Participant at any time for any reason shall not be diminished or affected because an Option was granted to the Participant.

10.2

Termination other than by Death or Disability.  If a Participant who is an employee of Gourmet or a Subsidiary ceases to be an employee for any reason, other than by reason of the death or Disability of the Participant, then all Options held by such Participant which are not exercisable when the Participant ceases to be an employee shall terminate.  All Options which are exercisable when the Participant ceases to be an employee must be exercised prior to the earlier of (i) the expiration date of the Option, or (ii) the date occurring 90 days after the date on which the Participant ceases to be an employee of Gourmet or a Subsidiary.  This date may be changed by the discretion of the Board of Directors.

10.3

Termination Due of Death or Disability.  If a Participant dies or suffers a Disability while he or she is an employee of Gourmet or a Subsidiary, Options which are not exercisable at the date of death or termination due to Disability shall terminate and Options which are exercisable on the date of death or termination due to Disability of such Participant may be exercised by the Participant, by his or her personal representative or by his or her other lawful successor to the extent that such Options could have been exercised by the deceased or disabled Optionee immediately prior to his or her death or Disability. Notwithstanding the foregoing, upon termination of an Optionee's employment by reason of death or disability, the following provisions shall apply:

(i)

In the event the Optionee's termination of employment is due to death, the Option to the extent exercisable upon the date of the Optionee's death, shall be exercisable for a period equal to the earlier to occur of twelve months after the date of death or six months following the date of issuance of Letters Testamentary or Letters of Administration to the executor or administrator of the estate of the deceased Optionee.

(ii)

In the case the Optionee's employment is terminated due to Disability, the Option to the extent exercisable as of the date of termination due to Disability shall be exercisable for a period of one year from the date of termination.

10.4

Termination for Cause.  Notwithstanding any other provisions set forth herein, if an Optionee shall (a) commit any act of malfeasance or wrongdoing affecting Gourmet or any Subsidiary of Gourmet, (b) breach any covenant not to compete or employment contract with Gourmet or any Subsidiary of Gourmet or (c) engage in conduct that would warrant the Optionee's discharge for cause (excluding the general dissatisfaction with the performance of the Optionee's duties but including any act of disloyalty or any conduct clearly tending to bring discredit upon Gourmet or any Subsidiary of Gourmet) any unexercised portion of an Option granted to such Optionee shall immediately terminate and become void.

Notwithstanding the foregoing, if the exercise of a Stock Option following termination of the Optionee's employment would result in liability under Section 16(b) of the Act, then, except as provided in Sections 10.3(i) or 10.4 herein, such Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after the last date on which such exercise would result in such liability under Section 16(b) of the Act.  Additionally, if the exercise of a Stock Option following termination of the Optionee's employment would be prohibited solely because the issuance of shares would violate the registration requirements under the Act, then, except as provided in Sections 10.3(i) or 10.4 herein, such Stock Options shall terminate on the earlier of (i) the expiration of the Option Term, or (ii) the tenth day after the day on which such registration requirements would no longer be violated by the issuance of such shares

XI.

Amendment, Suspension or Termination of Plan

The Board of Directors may at any time terminate, or from time to time amend or suspend this Plan; provided, however, that (i) no such amendment shall alter or impair any of the rights or obligations under any Option theretofore granted to a Participant under this Plan without the consent of the affected Participant, and (ii) no amendment shall become effective without prior approval of the stockholders of Gourmet if such approval would be required for continued compliance with Section 422 of the Code. Notwithstanding the foregoing, the Board of Directors may not, without further approval of the stockholders of Gourmet, amend the Plan to:

(1)

materially increase the total number of shares of Common Stock which may be made the subject of Options to be granted under the Plan, either in the aggregate or to an individual Participant, except as provided in Paragraph VII;

(2)

materially modify the requirements as to eligibility for participation in the Plan.

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